BNY Mellon Third Quarter 2016 Financial Highlights October 20, 2016

2 Third Quarter 2016 – Financial Highlights Cautionary Statement A number of statements in the accompanying slides and the responses to your questions are “forward-looking statements.”  Words such as “estimate”, “forecast”, “project”, “anticipate”, “target”, “expect”, “intend”, “continue”, “seek”, “believe”, “plan”, “goal”, “could”, “should”, “may”, “will”, “strategy”, “opportunities”, “trends” and words of similar meaning signify forward-looking statements. These statements relate to, among other things, The Bank of New York Mellon Corporation’s (the “Corporation”) expectations regarding: expense control, capital plans, strategic priorities, financial goals, client experience, driving revenue growth, the business improvement process, the expected effects of adopting a single point of entry resolution strategy, estimated capital ratios and expectations regarding those ratios, preliminary business metrics; and statements regarding the Corporation's aspirations, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, estimates, intentions, targets, opportunities and initiatives. These forward-looking statements are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual results may differ materially from those expressed or implied as a result of the factors described under “Forward Looking Statements” and “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Annual Report”), the Quarterly Report on Form 10-Q for the period ended June 30, 2016 and in other filings of the Corporation with the Securities and Exchange Commission (the “SEC”), including the Corporation's Earnings Release for the quarter ended September 30, 2016, included as an exhibit to our Current Report on Form 8-K filed on October 20, 2016 (the “Earnings Release”). Such forward-looking statements speak only as of October 20, 2016, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. Non-GAAP Measures:  In this presentation we may discuss some non-GAAP measures in detailing the Corporation’s performance, which exclude certain items or otherwise include components that differ from GAAP.  We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations.  We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance.  Additional disclosures relating to non-GAAP adjusted measures are contained in the Corporation’s reports filed with the SEC, including the 2015 Annual Report and Earnings Release, available at www.bnymellon.com/investorrelations.

3 Third Quarter 2016 – Financial Highlights Summary Financial Results for Third Quarter 2016 - GAAP Growth vs. $ in millions, except per share data 3Q16 2Q16 3Q15 2Q16 3Q15 Revenue $ 3,941 $ 3,776 $ 3,790 4% 4 % Expenses $ 2,643 $ 2,620 $ 2,680 1% (1)% Operating leverage1 349 bps 536 bps Income before income taxes $ 1,317 $ 1,165 $ 1,109 13% 19 % Pre-tax operating margin 33% 31% 29% EPS $ 0.90 $ 0.75 $ 0.74 20% 22% 1 Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. The year-over-year operating leverage was based on a increase in total revenue, of 398 basis points, and a decrease in total noninterest expense, of 138 basis points. The sequential operating leverage was based on an increase in total revenue, of 437 basis points, and a increase in total noninterest expense, of 88 basis points. bps - basis points Note: Provision for credit losses was a credit of $19 million in 3Q16 versus a provision of $1 million in 3Q15 and a credit of $9 million in 2Q16.

4 Third Quarter 2016 – Financial Highlights Summary Financial Results for Third Quarter 2016 (Non-GAAP)1 Growth vs. $ in millions, except per share data 3Q16 2Q16 3Q15 2Q16 3Q15 Revenue $ 3,932 $ 3,772 $ 3,795 4% 4 % Expenses $ 2,564 $ 2,554 $ 2,603 —% (1)% Adjusted operating leverage2 385 bps 511 bps Income before income taxes $ 1,374 $ 1,227 $ 1,191 12% 15 % Adjusted pre-tax operating margin 35% 33% 31% EPS $ 0.90 $ 0.76 $ 0.74 18% 22 % Return on tangible common equity 23.5% 20.4% 20.8% Adjusted return on tangible common equity 23.6% 20.5% 21.0% 1 Represents Non-GAAP measures. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP adjusted measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. 2 Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. The year-over-year operating leverage (Non-GAAP) was based on a increase in total revenue, as adjusted (Non-GAAP), of 361 basis points, and a decrease in total noninterest expense, as adjusted (Non-GAAP), of 150 basis points. The sequential operating leverage (Non-GAAP) was based on an increase in total revenue, as adjusted (Non-GAAP), of 424 basis points, and a increase in total noninterest expense, as adjusted (Non-GAAP), of 39 basis points. bps - basis points

5 Third Quarter 2016 – Financial Highlights Third Quarter Financial Highlights (comparisons are 3Q16 versus 3Q15) • Earnings per common share of $0.90 on an adjusted basis1 • Earnings per common share +22% on an adjusted basis1 • Total revenue of $3.94 billion • Fee and other revenue +3% • Net interest revenue +2% • Continued focus on expense control • Total noninterest expense (1%) on an adjusted basis1 • Executing on capital plan and returning value to common shareholders • Repurchased 11.6 million common shares for $464 million • Return on common equity of 11%; Adjusted return on tangible common equity of 24%1 • SLR - transitional of 6.0%; SLR - fully phased-in of 5.7%1 1 Represents a Non-GAAP measure. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP adjusted measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations.

6 Third Quarter 2016 – Financial Highlights 2016 Key Messages • Executing on our strategic priorities; delivering on our three-year financial goals set at our 2014 Investor Day • Focused on enhancing the client experience and driving profitable revenue growth ◦ Broadening existing client relationships and selectively adding new business • Business Improvement Process designed to leverage scale, increase efficiency and effectiveness, and reduce risk and structural costs ◦ In a low organic revenue growth environment, the Business Improvement Process is enabling us to fund: ▪ Additional regulatory requirements ▪ Enhancements to our technology and servicing platforms ▪ Revenue growth initiatives ▪ Improving our operating margin • Continue to return significant value to shareholders through share repurchases and dividends

7 Third Quarter 2016 – Financial Highlights Third Quarter 2016 Key Performance Drivers (comparisons are 3Q16 versus 3Q15) • Earnings per common share of $0.90, +22% on an adjusted basis1 (Non-GAAP), driven by strength in investment management and performance fees, net interest revenue, issuer services fees, securities lending revenue and continued execution of our business improvement process • Investment management and performance fees +4% due to higher market values and money market fees, offset by the unfavorable impact of a stronger U.S. dollar and net outflows • Investment services fees +2% reflecting higher money market fees, higher fees in Depositary Receipts and higher securities lending revenue, partially offset by the unfavorable impact of a stronger U.S. dollar • Market-sensitive revenue driven by net interest revenue and securities lending revenue growth • Foreign Exchange (3%) reflecting lower volumes and volatility, partially offset by the positive net impact of foreign currency hedging activity • Securities Lending +34% driven by higher spreads • Net Interest Revenue higher by $15 million driven by the actions we have taken to reduce the levels of our lower yielding interest- earning assets and higher yielding interest-bearing deposits, as well as the impact of higher market interest rates • Provision for credit losses was a credit of $19 million in 3Q16, driven by net recoveries of $13 million versus a provision of $1 million in 3Q15 • Noninterest expense on an adjusted basis1 (Non-GAAP) (1%) reflecting lower expenses in most categories, primarily driven by the favorable impact of a stronger U.S. dollar, lower other, software and equipment, legal, net occupancy and business development expenses, partially offset by higher staff and distribution and servicing expenses • Effective tax rate of 24.6% 1 Represents a Non-GAAP measure. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP adjusted measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations.

Fee and Other Revenue (Consolidated)

($ in millions)	3Q16	Growth vs. 2Q16	Growth vs. 3Q15
Investment services fees:			
Asset servicing[1]	$ 1,067	— %	1%
Clearing services	349	—	1
Issuer services	337	44	8
Treasury services	137	(1)	—
Total investment services fees	1,890	5	2
Investment management and performance fees	860	4	4
Foreign exchange and other trading revenue	183	1	2
Financing-related fees	58	2	(18)
Distribution and servicing	43	—	5
Investment and other income	92	24	56
Total fee revenue	3,126	5	3
Net securities gains	24	N/M	N/M
Total fee and other revenue	$ 3,150	5 %	3%

Year-over-Year Drivers

Asset Servicing
- Higher money market fees and securities lending revenue, partially offset by the unfavorable impact of a stronger U.S. dollar and downsizing of the UK transfer agency business

Clearing Services
- Higher money market fees, partially offset by the impact of the previously disclosed lost business

Issuer Services
- Higher corporate actions in Depositary Receipts and higher money market fees in Corporate Trust

Treasury Services
- Flat $137M

Investment Management and Performance Fees
- Higher market values and money market fees, partially offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound) and net outflows of assets under management in prior periods

Foreign Exchange & Other Trading Revenue
- FX revenue of $175MM - Decreased, reflecting lower volumes and volatility and the continued trend of clients migrating to lower margin products, partially offset by the positive net impact of foreign currency hedging activity. Other trading revenue of $8MM - Increased, reflecting higher fixed income trading, partially offset by lower equity and other trading

Financing-related fees
- Lower underwriting fees and lower fees related to secured intraday credit provided to dealers in connection with their tri-party repo activity

Distribution and Servicing
- Higher money market fees, partially offset by fees paid to introducing brokers

Investment and other income
- Higher asset-related and seed capital gains

[1] Asset servicing fees include securities lending revenue of $51 million in 3Q16, $38 million in 3Q15, and $52 million in 2Q16.
Note: Please reference earnings release for quarter-over-quarter variance explanations.
N/M - not meaningful

8 Third Quarter 2016 – Financial Highlights BNY MELLON

9 Third Quarter 2016 – Financial Highlights Investment Management Metrics Change in Assets Under Management (AUM)1 Growth vs. ($ in billions) 3Q16 LTM 3Q16 2Q16 3Q15 Beginning balance of AUM $1,664 $1,625 Net inflows (outflows): Long-Term: Equity (3) (17) Fixed income — (1) Liability-driven investments2 4 44 Alternative investments 2 6 Total long-term active inflows 3 32 Index (2) (46) Total long-term inflows (outflows) 1 (14) Short-term: Cash (1) (4) Total net inflows (outflows) — (18) Net market impact/other 80 216 Net currency impact (29) (110) Acquisition — 2 Ending balance of AUM3 $1,715 $1,715 3% 6% Average balances: Growth vs. $ in millions 3Q16 2Q16 3Q15 Average loans $ 15,308 3% 20% Average deposits $ 15,600 1% 2% 1 Excludes securities lending cash management assets and assets managed in the Investment Services business. 2 Includes currency overlay assets under management. 3 Preliminary.

10 Third Quarter 2016 – Financial Highlights Investment Services Metrics Growth vs. 3Q16 2Q16 3Q15 Assets under custody and/or administration at period end (trillions)1,2 $ 30.5 3% 7 % Estimated new business wins (AUC/A) (billions)2 $ 150 Market value of securities on loan at period end (billions)3 $ 288 4% — % Average loans (millions) $ 44,329 1% (4)% Average deposits (millions) $ 220,316 (1)% (5)% Broker-Dealer Average tri-party repo balances (billions) $ 2,212 5% 3 % Clearing Services Average active clearing accounts (U.S. platform) (thousands) 5,942 — % (3)% Average long-term mutual fund assets (U.S. platform) (millions) $ 443,112 3% (1)% Depositary Receipts Number of sponsored programs 1,094 (2)% (7)% 1 Includes the AUC/A of CIBC Mellon of $1.2 trillion at Sept. 30, 2016, $1.1 trillion at June 30, 2016 and $1.0 trillion at Sept. 30, 2015. 2 Preliminary. 3 Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $64 billion at Sept. 30, 2016, $56 billion at June 30, 2016 and $61 billion at Sept. 30, 2015.

11 Third Quarter 2016 – Financial Highlights Net Interest Revenue Growth vs. Year-over-Year Drivers ($ in millions) 3Q16 2Q16 3Q15 Net interest revenue (non-FTE) $ 774 1% 2 % Net Interest Revenue Ÿ Actions we have taken to reduce the levels of our lower yielding interest-earning assets and higher yielding interest-bearing deposits, as well as the impact of higher market interest rates Net interest revenue (FTE) 786 1 2 Net interest margin (FTE) 1.06% 8 bps 8 bps Selected Average Balances: Cash/interbank investments $ 114,544 (17)% (12)% Trading account securities 2,176 1 (20) Securities 118,405 — (2) Loans 61,578 2 — Interest-earning assets 296,703 (7) (6) Interest-bearing deposits 155,109 (6) (9) Noninterest-bearing deposits 81,619 (3) (4) Note: Please reference earnings release for quarter-over-quarter variance explanations. FTE – fully taxable equivalent bps – basis points

Noninterest Expense

($ in millions)	3Q16	Growth vs. 2Q16	Growth vs. 3Q15
Staff	$ 1,467	4%	2 %
Professional, legal and other purchased services	292	1	(3)
Software and equipment	215	(4)	(5)
Net occupancy	143	(6)	(6)
Distribution and servicing	105	3	11
Sub-custodian	59	(16)	(9)
Business development	52	(20)	(12)
Other	231	(4)	(14)
Amortization of intangible assets	61	3	(8)
M&I, litigation and restructuring charges	18	N/M	N/M
Total noninterest expense – GAAP	$ 2,643	1%	(1)%
Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP[1]	$ 2,564	—%	(1)%
Full-time employees	52,300	100	1,000

Year-over-Year Drivers

- Lower expenses in most categories, primarily driven by the favorable impact of a stronger U.S. dollar, lower other, software and equipment, legal, net occupancy and business development expenses, partially offset by higher staff and distribution and servicing expenses. The increase in staff expense was primarily due to higher incentive and severance expenses and the annual employee merit increase, partially offset by lower temporary services expense. We continue to benefit from the savings generated by the business improvement process, including the continued impact from vendor renegotiations and the execution of additional real estate actions that will allows us to optimize our physical footprint and improve how our employees work

[1] Represents a Non-GAAP measure. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP adjusted measures are available in the Corporation's reports filed with the SEC, available at www.bnymellon.com/investorrelations.

Note: Please reference earnings release for quarter-over-quarter variance explanations.

N/M - not meaningful

12 Third Quarter 2016 – Financial Highlights BNY MELLON

13 Third Quarter 2016 – Financial Highlights Capital Ratios Highlights 9/30/16 6/30/16 12/31/15 Consolidated regulatory capital ratios:1 Ÿ Repurchased 11.6 million common shares for $464 million in 3Q16 Ÿ In 3Q16, declared a quarterly dividend of $0.19 per common share Ÿ Compliant with fully phased-in U.S. Liquidity Coverage Ratio (LCR)5 Standardized CET1 ratio 12.1% 11.8% 11.5% Tier 1 capital ratio 14.3 13.4 13.1 Total (Tier 1 plus Tier 2) capital ratio 14.7 13.8 13.5 Advanced CET1 ratio 10.5 10.2 10.8 Tier 1 capital ratio 12.4 11.5 12.3 Total (Tier 1 plus Tier 2) capital ratio 12.6 11.7 12.5 Leverage capital ratio2 6.6 5.8 6.0 Supplementary leverage ratio ("SLR") 6.0 5.3 5.4 Selected regulatory capital ratios - fully phased-in - Non-GAAP:1,3,4 CET1 ratio: Standardized approach 11.3% 11.0% 10.2% Advanced approach 9.8 9.5 9.5 SLR 5.7% 5.0% 4.9% Note: See corresponding footnotes on following slide.

14 Third Quarter 2016 – Financial Highlights Capital Ratio Footnotes 1 Sept. 30, 2016 regulatory capital ratios are preliminary. See the “Capital Ratios” section in the earnings release for additional detail. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches. 2 The leverage capital ratio is based on Tier 1 capital, as phased-in and quarterly average total assets. 3 Please reference slide 23 & 24. See the “Capital Ratios” section in the earnings release for additional detail. 4 Estimated. 5 The U.S. LCR rules became effective Jan. 1, 2015 and currently require BNY Mellon to meet an LCR of 90%, increasing to 100% when fully phased-in on Jan. 1, 2017. Our estimated LCR on a consolidated basis is compliant with the fully phased-in requirements of the U.S. LCR as of Sept. 30, 2016 based on our understanding of the U.S. LCR rules. Our consolidated HQLA before haircuts, totaled $195 billion at Sept. 30, 2016, compared with $191 billion at June 30, 2016 and $218 billion at Dec. 31, 2015.

16 Third Quarter 2016 – Financial Highlights Strategic Priorities Strategic Priorities to Drive Growth Driving Profitable Revenue Growth • Leveraging our scale and expertise to create new sources of value • Delivering innovative strategic solutions with strong potential upside • In Investment Services, we are focused on: • middle-office outsourcing, where we have best-in-class technology • growing our collateral management capabilities, which are already a positive contributor to earnings • the alternatives market segment, where we continue to grow market share • In Investment Management, we are: • focused on investment excellence and aligning our products and solutions to meet evolving client demand • working to optimize our distribution and infrastructure while maintaining a superior client experience • centralizing high-quality business functions and further leveraging the resources of BNY Mellon Business Improvement Process • Funding regulatory change, process maturity, strategic technology and growth investments • Improving margins in our businesses • Lowering expenses in most expense categories Being a Strong, Safe, Trusted Counterparty • Strong liquidity and resilient capital positions • Excellent balance sheet credit quality • In October, submitted resolution plan to regulators • Plan includes significant actions to further enhance our resolvability Generating Excess Capital and Deploying Capital Effectively • Executing on capital plan and returning value to shareholders • $669MM returned to shareholders in 3Q16; repurchased 11.6MM shares for $464MM and paid out $205MM in dividends • Returned more than $2.7B to shareholders last-twelve months 3Q16 Attracting and Retaining Top Talent • Building robust leadership pipeline for the future• Improving talent, succession and development planning

17 Third Quarter 2016 – Financial Highlights Business Improvement Process COMPLETED • Expanded Wealth Management sales force, driving new revenue opportunities backed by a strong pipeline • Established Client Pricing Strategy group to develop, analyze and measure service delivery costs to better align costs with client pricing • Created dedicated technology solutions unit to drive technology-related revenue growth • Extended private banking solutions to Pershing clients • Created direct lending capability through investment management ONGOING • Strategic Platform Investments (Real Estate / Private Equity Administration, Asset and Hedge Fund Manager Middle-Office, Global Wealth Platforms) • Enhancing collateral management systems and foreign exchange (FX) platforms • Strengthening distribution of investment management strategies • Growing Dreyfus cash management solutions with Pershing and custody clients • Delivering integrated bank/brokerage custody platform for RIAs COMPLETED • Exiting derivatives, sales and trading business • Sold Meriten, our German-based boutique • Realigned our UK transfer agency operating model to improve profitability • Exited the derivatives clearing business • Streamlined our APAC Investment Management operations • Developed tools to reduce costs and improve the delivery of market data ONGOING • Simplifying and automating our end-to-end global processing • Optimizing and streamlining our technology infrastructure; lowering annual infrastructure investment • Reducing our real estate footprint; balancing our workforce globally ◦ Reduced rentable square footage by 9% year-over-year • Analyzing and measuring our service delivery costs to better align our costs with client pricing • Implementing Bring Your Own Device (BYOD) policy Business Excellence Continuous Process Improvement Corporate Services Client Technology Solutions Excellence Business Partner Activity Process Revenue Initiatives Expense Initiatives

18 Third Quarter 2016 – Financial Highlights Total Shareholder Return and EPS Reconciliation Total Shareholder Return YTD 9/30/16 2015 2014 BNY Mellon (1.9)% 3.3% 18.3% 11-Member Peer Group Median 2.5% (2.3)% 13.8% S&P 500 Financials 1.4% (1.6)% 15.2% S&P 500 Index 7.8% 1.4% 13.7% Earnings per share Growth vs. 3Q16 2Q16 3Q15 2Q16 3Q15 GAAP results $ 0.90 $ 0.75 $ 0.74 Add: M&I, litigation and restructuring charges 0.01 — 0.01 Less: Recovery related to Sentinel 0.01 N/A N/A Non-GAAP results $ 0.90 $ 0.76 1 $ 0.74 1 18% 22% 1 Does not foot due to rounding. N/A - Not Applicable

19 Third Quarter 2016 – Financial Highlights Investment Management . Growth vs. ($ in millions) 3Q16 2Q16 3Q15 Investment management and performance fees $ 845 3% 4% Distribution and servicing 49 — 32 Other1 (18) N/M N/M Net interest revenue 82 — (1) Total Revenue 958 2 3 Noninterest expense (ex. amortization of intangible assets) 680 (1) 2 Income before taxes (ex. amortization of intangible assets) 278 10 7 Amortization of intangible assets 22 16 (8) Income before taxes $ 256 9% 8% Pre-tax operating margin 27% 184 bps 126 bps Adjusted pre-tax operating margin2,3 33% 220 bps (17) bps 1 Total fee and other revenue includes the impact of the consolidated investment management funds, net of noncontrolling interests. Additionally, other revenue includes asset servicing, treasury services, foreign exchange and other trading revenue and investment and other income. 2 Excludes the net negative impact of money market fee waivers, amortization of intangible assets and provision for credit losses and is net of distribution and servicing expense. 3 Represents a Non-GAAP measure. See Slide 25 for reconciliation. Additional disclosures regarding these measures and other Non-GAAP adjusted measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. N/M - not meaningful bps – basis points

20 Third Quarter 2016 – Financial Highlights Investment Services Growth vs. ($ in millions) 3Q16 2Q16 3Q15 Investment services fees: Asset servicing $ 1,039 — % —% Clearing services 347 (1) 1 Issuer services 336 44 8 Treasury services 136 (1) 1 Total investment services fees 1,858 5 2 Foreign exchange and other trading revenue 177 10 (1) Other1 148 14 15 Net interest revenue 715 4 8 Total revenue 2,898 6 4 Provision for credit losses 1 N/M N/M Noninterest expense (ex. amortization of intangible assets) 1,812 — (2) Income before taxes (ex. amortization of intangible assets) 1,085 16 16 Amortization of intangible assets 39 (3) (5) Income before taxes $ 1,046 17% 17% Pre-tax operating margin 36% +356 bps +404 bps Pre-tax operating margin (ex. provision for credit losses and amortization of intangible assets) 37% +377 bps +372 bps 1 Other revenue includes investment management fees, financing-related fees, distribution and servicing revenue and investment and other income. N/M - not meaningful bps – basis points

Expense, Pre-Tax Operating Margin & Operating Leverage - Non-GAAP Reconciliations

($ in millions)	3Q16	2Q16	3Q15	Growth vs. 2Q16	Growth vs. 3Q15
Total revenue – GAAP	$ 3,941	$ 3,776	$ 3,790	4.37%	3.98 %
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	9	4	(5)		
Total revenue, as adjusted – Non-GAAP[2]	$ 3,932	$ 3,772	$ 3,795	4.24%	3.61 %
Total noninterest expense – GAAP	$ 2,643	$ 2,620	$ 2,680	0.88%	(1.38)%
Less: Amortization of intangible assets	61	59	66		
M&I, litigation and restructuring charges	18	7	11		
Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP[2]	$ 2,564	$ 2,554	$ 2,603	0.39%	(1.50)%
Less: Provision for credit losses	(19)	(9)	1		
Add: Recovery related to Sentinel	(13)	—	—		
Income before income taxes, as adjusted – Non-GAAP[2]	$ 1,374	$ 1,227	$ 1,191		
Adjusted pre-tax operating margin – Non-GAAP[1,2,3]	35%	33%	31%		

	2Q16	3Q15
Operating Leverage	+349 bps	+536 bps
Adjusted Operating Leverage (Non-GAAP)	+385 bps	+511 bps

[1] Income before taxes divided by total revenue.
[2] Non-GAAP information for all periods presented excludes net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired Sentinel loan.
[3] Our GAAP earnings include tax-advantaged investments such as low income housing, renewable energy, bank-owned life insurance and tax-exempt securities. The benefits of these investments are primarily reflected in tax expense. If reported on a tax-equivalent basis, these investments would increase revenue and income before taxes by $74 million for 3Q16, $74 million for 2Q16 and $53 million for 3Q15 and would increase our pre-tax operating margin by approximately 1.2% for 3Q16, 1.3% for 2Q16 and 1.0% for 3Q15.
bps - basis points

21 Third Quarter 2016 – Financial Highlights BNY MELLON

Return on Tangible Common Equity Reconciliation

($ in millions)		3Q16		2Q16		3Q15
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$	974	$	825	$	820
Add: Amortization of intangible assets		61		59		66
Less: Tax impact of amortization of intangible assets		21		21		23
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP		1,014		863		863
Add: M&I, litigation and restructuring charges		18		7		11
Recovery related to Sentinel		(13)		—		—
Less: Tax impact of M&I, litigation and restructuring charges		5		2		3
Tax impact of recovery related to Sentinel		(5)		—		—
Net income applicable to common shareholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP[2]	$	1,019	$	868	$	871
Average common shareholders' equity	$	35,767	$	35,827	$	35,588
Less: Average goodwill		17,463		17,622		17,742
Average intangible assets		3,711		3,789		3,962
Add: Deferred tax liability – tax deductible goodwill[1]		1,477		1,452		1,379
Deferred tax liability – intangible assets[1]		1,116		1,129		1,164
Average tangible common shareholders' equity - Non-GAAP	$	17,186	$	16,997	$	16,427
Return on tangible common equity – Non-GAAP[3]		23.5%		20.4%		20.8%
Adjusted return on tangible common equity – Non-GAAP[2,3]		23.6%		20.5%		21.0%

[1] Deferred tax liabilities are based on fully phased-in Basel III rules.
[2] Non-GAAP information for all periods presented excludes amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired Sentinel loan.
[3] Annualized.

22 Third Quarter 2016 – Financial Highlights

BNY MELLON

Basel III Capital Components & Ratios

($ in millions)	9/30/16[1]		6/30/16		12/31/15	
	Transitional basis[2]	Fully Phased-in Non-GAAP[3]	Transitional basis[2]	Fully Phased-in Non-GAAP[3]	Transitional basis[2]	Fully Phased-in Non-GAAP[3]
CET1:						
Common shareholders' equity	$ 36,450	$ 36,153	$ 36,282	$ 36,007	$ 36,067	$ 35,485
Goodwill and intangible assets	(17,505)	(18,527)	(17,614)	(18,658)	(17,295)	(18,911)
Net pension fund assets	(56)	(94)	(56)	(94)	(46)	(116)
Equity method investments	(314)	(347)	(322)	(356)	(296)	(347)
Deferred tax assets	(15)	(25)	(14)	(23)	(8)	(20)
Other	(1)	(1)	(1)	(3)	(5)	(9)
Total CET1	18,559	17,159	18,275	16,873	18,417	16,082
Other Tier 1 capital:						
Preferred stock	3,542	3,542	2,552	2,552	2,552	2,552
Trust preferred securities	—	—	—	—	74	—
Deferred tax assets	(10)	—	(9)	—	(12)	—
Net pension fund assets	(38)	—	(38)	—	(70)	—
Other	(110)	(109)	(112)	(110)	(25)	(22)
Total Tier 1 capital	21,943	20,592	20,668	19,315	20,936	18,612
Tier 2 capital:						
Trust preferred securities	156	—	161	—	222	—
Subordinated debt	149	149	149	149	149	149
Allowance for credit losses	274	274	280	280	275	275
Other	(6)	(7)	(6)	(7)	(12)	(12)
Total Tier 2 capital - Standardized Approach	573	416	584	422	634	412
Excess of expected credit losses	27	27	36	36	37	37
Less: Allowance for credit losses	274	274	280	280	275	275
Total Tier 2 capital - Advanced Approach	$ 326	$ 169	$ 340	$ 178	$ 396	$ 174
Total capital:						
Standardized Approach	$ 22,516	$ 21,008	$ 21,252	$ 19,737	$ 21,570	$ 19,024
Advanced Approach	$ 22,269	$ 20,761	$ 21,008	$ 19,493	$ 21,332	$ 18,786
Risk-weighted assets:						
Standardized Approach	$ 153,042	$ 151,797	$ 154,464	$ 153,198	$ 159,893	$ 158,015
Advanced Approach	$ 177,104	$ 175,784	$ 179,172	$ 177,829	$ 170,384	$ 168,509
Standardized Approach:						
CET1 ratio	12.1%	11.3%	11.8%	11.0%	11.5%	10.2%
Tier 1 capital ratio	14.3	13.6	13.4	12.6	13.1	11.8
Total (Tier 1 plus Tier 2) capital ratio	14.7	13.8	13.8	12.9	13.5	12.0
Advanced Approach:						
CET1 ratio	10.5%	9.8%	10.2%	9.5%	10.8%	9.5%
Tier 1 capital ratio	12.4	11.7	11.5	10.9	12.3	11.0
Total (Tier 1 plus Tier 2) capital ratio	12.6	11.8	11.7	11.0	12.5	11.1

[1] Preliminary.
[2] Reflects transitional adjustments to CET1, Tier 1 capital and Tier 2 capital required under the U.S. capital rules.
[3] Estimated.

23 Third Quarter 2016 – Financial Highlights
BNY MELLON

24 Third Quarter 2016 – Financial Highlights SLR ($ in millions) 9/30/16 1 6/30/16 12/31/15 Transitional basis Fully phased-in (Non-GAAP)2 Transitional basis Fully phased-in (Non-GAAP)2 Transitional basis Fully phased-in (Non-GAAP)2 Consolidated: Tier 1 capital $ 21,943 $ 20,592 $ 20,668 $ 19,315 $ 20,936 $ 18,612 Total leverage exposure: Quarterly average total assets $ 351,230 $ 351,230 $ 374,220 $ 374,220 $ 368,590 368,590 Less: Amounts deducted from Tier 1 capital 17,760 19,095 17,876 19,234 17,650 $ 19,403 Total on-balance sheet assets 333,470 332,135 356,344 354,986 350,940 349,187 Off-balance sheet exposures: Potential future exposure for derivatives contracts (plus certain other items) 6,149 6,149 6,125 6,125 7,158 7,158 Repo-style transaction exposures 447 447 402 402 440 440 Credit-equivalent amount of other off-balance sheet exposures (less SLR exclusions) 23,571 23,571 24,157 24,157 26,025 26,025 Total off-balance sheet exposures 30,167 30,167 30,684 30,684 33,623 33,623 Total leverage exposure $ 363,637 $ 362,302 $ 387,028 $ 385,670 $ 384,563 $ 382,810 SLR - Consolidated3 6.0% 5.7% 5.3% 5.0% 5.4% 4.9% The Bank of New York Mellon, our largest bank subsidiary Tier 1 capital $ 18,701 $ 17,592 $ 18,049 $ 16,948 $ 16,814 $ 15,142 Total leverage exposure $ 299,615 $ 299,236 $ 322,978 $ 322,588 $ 316,812 $ 316,270 SLR - The Bank of New York Mellon3 6.2% 5.9% 5.6% 5.3% 5.3% 4.8% 1 Sept. 30, 2016 information is preliminary. 2 Estimated 3 The estimated fully phased-in SLR (Non-GAAP) is based on our interpretation of the U.S. capital rules. When the SLR is fully phased-in in 2018 as a required minimum ratio, we expect to maintain an SLR of over 5%. The minimum required SLR is 3% and there is a 2% buffer, in addition to the minimum, that is applicable to U.S. G-SIBs. The insured depository institution subsidiaries of the U.S. G-SIBs, including those of BNY Mellon, must maintain a 6% SLR to be considered “well capitalized.”

25 Third Quarter 2016 – Financial Highlights Investment Management - Non-GAAP Reconciliation Pre-tax operating margin 3Q16 2Q16 3Q15 ($ in millions) Income before income taxes – GAAP $ 256 $ 234 $ 236 Add: Amortization of intangible assets 22 19 24 Provision for credit losses — 1 1 Money market fee waivers 11 11 28 Income before income taxes excluding amortization of intangible assets, provision for credit losses and money market fee waivers – Non-GAAP $ 289 $ 265 $ 289 Total revenue – GAAP $ 958 $ 938 $ 926 Less: Distribution and servicing expense 104 102 94 Money market fee waivers benefiting distribution and servicing expense 15 15 35 Add: Money market fee waivers impacting total revenue 26 26 63 Total revenue net of distribution and servicing expense and excluding money market fee waivers - Non-GAAP $ 865 $ 847 $ 860 Pre-tax operating margin1 27% 25% 25% Pre-tax operating margin excluding amortization of intangible assets, provision for credit losses, money market fee waivers and net of distribution and servicing expense – Non-GAAP1 33% 31% 34% 1 Income before taxes divided by total revenue.